Exhibit 4.10

FLUTTER ENTERTAINMENT PLC

RULES of the

FLUTTER ENTERTAINMENT PLC

SHARESAVE SCHEME

(Amended by a shareholder resolution on 21 December 2015, a resolution of the Remuneration

Committee dated 18 April 2016 and a resolution of the Compensation and Human Resources

Committee dated 13 December 2023.)

TABLE OF CONTENTS

1	DEFINITIONS	2
2	APPLICATION FOR OPTIONS	5
3	SCALING DOWN	6
4	GRANT OF OPTIONS	7
5	LIMITATIONS ON GRANTS OF OPTIONS	7
6	RIGHTS OF EXERCISE AND LAPSE OF OPTIONS	8
7	TAKEOVER	9
8	RECONSTRUCTION, AMALGAMATION AND WINDING-UP	9
9	EXCHANGE OF AWARDS ON TAKEOVER OF COMPANY	10
10	MANNER OF EXERCISE	11
11	ISSUE OR PURCHASE OF SHARES	11
12	ALTERATION OF CAPITAL	12
13	ADMINISTRATION	12
14	AMENDMENTS	13
15	NON-TRANSFERABILITY OF OPTIONS	13
16	GENERAL	13
17	DISPUTES	14
APPENDIX 1 UK		15
APPENDIX 2 USA		21
APPENDIX 3 AUSTRALIA		25
APPENDIX 4 BULGARIA		31
APPENDIX 5 GIBRALTAR		35
APPENDIX 6 ITALY		39
APPENDIX 7 MALTA		42
APPENDIX 8 PORTUGAL		45
APPENDIX 9 ROMANIA		48

THE FLUTTER ENTERTAINMENT PLC SHARESAVE SCHEME

(Adopted by a written resolution of the members of the Company dated 21 November 2000 as the “Power Leisure plc Sharesave Scheme”).

1.	DEFINITIONS

1.1	In this Scheme, unless the context otherwise requires, the following words and expressions shall bear the meanings set forth below:

“the Act”	the Taxes Consolidation Act 1997, as amended;

“the Board”	the board of directors of the Company or a duly authorised committee thereof;

“Close Company”	has the meaning assigned to it by Section 430 of the Act;

“the Company”	Flutter Entertainment plc (registered in Ireland under no. 16956);

“Company’s Share Dealing Code”

the Company’s Group Securities Dealing Policy and/or PDMR Securities Dealing Policy (to the extent applicable) as in force from time to time or such other code for dealings in Shares by employees of a Group Member as the Company may adopt from time to time;

“Compensation Committee” or “Remuneration Committee”

the Compensation and Human Resources Committee of the Company (or its predecessor committee by whatever name) or any duly authorised committee of the Board or a person duly authorised by the Compensation Committee (or by its predecessor committee by whatever name) or by any such duly authorised committee of the Board;

“Control”	has the meaning given by Section 432 of the Act;

“Date of Grant”	the date on which the Board accepts a duly completed form of application for an Option;

“Date of Invitation”	the date on which the Board invites applications for Options;

“Dealing Day”	any day on which the Stock Exchange is open for the transaction of business;

“DI”	means depositary interests representing Shares, issued in such manner as may be approved by the Company from time to time;

“Directors”	the directors of the Company;

“Eligible Employee”	any individual who:

(A)  is an employee of a Participating Company or is a full-time director of a Participating Company (a full-time director for this purpose is one who is required to devote substantially the whole of his time to the service of a Participating Company); and

(B) is chargeable to tax in respect of his office or employment under Schedule E; and

(C) is an employee of a Participating Company, or is a full-time director of a Participating Company:

(x) on the Date of Invitation and remains so until the Date of Grant and for this purpose the gap between the Date of Invitation and the Date of Grant shall not exceed 12 months; or

(y) for such other period (not exceeding 12 months ending on the Date of Grant) as the Directors may from time to time determine;

Provided that no person shall be an Eligible Employee if that person is ineligible to participate in the Scheme by virtue of paragraph 8 of Schedule 12A;

“Exercise Price”

the amount payable on the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

“Invitation Period”	the period of 42 days immediately following the day on which the Company makes an announcement of its results for the last preceding financial year or half-year;

“Market Value”

in relation to a Share shall be the closing price of a Share, on any day if and so long as the Shares are listed on the Stock Exchange (as derived from the daily official list or equivalent such record of the Stock Exchange);

“Material Interest”	shall be construed in accordance with paragraph 8 of Schedule 12A;

“Maturity Date”	the date on which a Participant becomes entitled to receive Repayment (including a bonus) under a three year savings contract (“Three Year Maturity Date”);

“Maximum Contribution”	the lesser of:

(A) such maximum monthly contribution as may be permitted under Paragraph 25 of Schedule 12A; or

(B) such maximum monthly contribution as may be determined from time to time by the Board;

“Minimum Contribution”	such minimum monthly contribution as may not be exceeded under Paragraph 25 of Schedule 12A;

“Monthly Contribution”	monthly contributions agreed to be paid by a Participant under the Savings Contract made in connection with his Option;

“Option”	a right to acquire Shares under the Scheme which is either subsisting or (where the context so admits or requires) is proposed to be granted;

“Option Price”

the price per Share, as determined by the Board, at which an Eligible Employee may acquire Shares upon the exercise of an Option being not less than 75% (rounded up to the nearest euro cent) of the Market Value on the Dealing Day immediately preceding the Date of Invitation provided that if the Market Value as determined as aforesaid is less than the nominal value of a Share, then the Option Price shall be increased to such amount as shall be equal to such nominal value;

“Participant”	an individual to whom an Option has been granted, or (where the context so admits or requires) the personal representatives of any such individual;

“Participating Company”	(A) the Company; and

(B) any other company which the Company has Control and is nominated by the Board as a Participating Company;

“Repayment”

in relation to a Savings Contract, the aggregate of the Monthly Contributions which the Participant has agreed to make pursuant to the relevant Savings Contract and, (unless deemed not to include the bonus under Rule 3), the bonus due at the Maturity Date;

“Rules”	the rules of the Scheme as they may be amended from time to time and for the time being in force and a reference to any particular Rule shall be a reference to one of these Rules;

“Saving Contract”

a savings contract under a certified contractual savings scheme within the meaning of Schedule 12B operated by such bank or building society within the meaning of Section 519C of the Act as is nominated by the Board;

“Schedule 12A”	Schedule 12A to the Act;

“Schedule 12B”	Schedule 12B to the Act;

“Scheme”	the Flutter Entertainment plc Sharesave Scheme in its present form or as from time to time amended in accordance with the provisions hereof, including any sub plans established pursuant to this Rules;

“Share”	an ordinary share in the capital of the Company;

“Specified Age”

means age 65 or any other age a person is bound to retire provided it is no less than 60 and not more than pensionable age (within the meaning of section 2 of the Social Welfare (Consolidation) Act 1993); and

“Stock Exchange”

means the London Stock Exchange, the New York Stock Exchange or such other stock exchange (or any successor body) where the Shares are traded as determined by the Compensation Committee and, if applicable agreed with the Revenue Commissioners.

1.2	In this Scheme, unless the context requires otherwise:

(a)	the headings are inserted for convenience only and do not affect the interpretation of any Rule;

(b)	a reference to a Rule is a reference to a Rule of this Scheme;

(c)	a reference to a statute or statutory provision includes a reference:

(i)	to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;

(ii)	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	to any subordinate legislation made under it;

(d)	words in the singular include the plural, and vice versa;

(e)	a reference to the masculine shall be treated as a reference to the feminine, and vice versa;

(f)	if a period of time is specified and starts from a given day or the day of an act or event, it is to be calculated exclusive of that day; and

(g)	a reference to “a year” shall be a period calculated by reference to a previous or subsequent anniversary of a particular date.

2.	APPLICATION FOR OPTIONS

2.1	The Board may, during any Invitation Period, invite applications for Options from Eligible Employees.

2.2

If the Company is restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the Stock Exchange or any other regulatory authority) from issuing invitations during any Invitation Period, the Board may issue such invitations at any time during the period 42 days beginning with the date on which such restriction is removed.

2.3

Application for Options under the Scheme shall be made in such form as the Board may require and shall be accompanied by the application form for a Savings Contract which has been signed by the applicant. Subject to the limits set out in Rule 2.5, such application shall also specify whether, for the purpose of determining the number of Shares over which an Option is to be granted, the amount the applicant wishes to save each month under the Savings Contract and shall authorise the Participating Company by which such employee is from time to time employed to deduct such amount (or such lesser amount as is appropriate to the reduced amount determined in accordance with Rule 3) from his pay.

2.4

The amount for which Shares may be acquired under any Option shall be as nearly as possible (without involving fractions of a Share) equal to but shall not exceed the Repayment (as reduced pursuant to Rule 3, where appropriate) of the Participant under the Savings Contract entered into by him in connection with the grant of that Option.

2.5

The minimum monthly contribution payable under a Savings Contract by a Participant shall be the Minimum Contribution. The aggregate of any Participant’s Monthly Contributions under all Savings Contracts shall not exceed the Maximum Contribution.

2.6

Each application for an Option shall provide that, in the event of excess applications, each application shall be deemed to have been modified or withdrawn in accordance with the steps taken by the Board to scale down applications pursuant to Rule 3.

2.7

Each application shall be deemed to be for an Option over the largest whole number of Shares which can be acquired at the Option Price with the Repayment under the Savings Contract entered into in connection with the Option.

2.8

On any occasion on which the Board invites applications for Options, the Board may in its discretion determine and announce the minimum and maximum level of contributions which may be paid (which contribution levels shall not be less or more than the respective such amounts as are permitted at the date of invitation by law, the Scheme or by the relevant Savings Contract) and/or the maximum number of Shares in respect of which Options will be granted in response to applications made pursuant to the invitations issued on that occasion.

3.	SCALING DOWN

3.1

If valid applications are received for a total number of Shares in excess of any maximum number of Shares determined by the Board pursuant to Rule 2, or any limitation under Rule 5, the Board shall scale down applications, at its absolute discretion, by carrying out the following successive steps:

(a)	in respect of each election for a Savings Contract with a Three Year Maturity Date, the Repayment shall be deemed not to include the relevant bonus; and

(b)

so far as necessary, the proposed monthly contributions shall be reduced pro rata to the excess over such amount as the Board shall determine for this purpose, being not less than the Minimum Contribution; and

(c)	so far as necessary, (but subject to Rule 3.2 below), applications shall be selected by lot until the number of Shares available equals or exceeds such total number of Shares applied for.

3.2

If the number of Shares available is insufficient to enable an Option based on Monthly Contributions of the Minimum Contribution a month to be granted to each Eligible Employee making a valid application, the Board may, as an alternative to selecting by lot, determine in its absolute discretion that no Options shall be granted.

3.3

If, in applying the scaling down provisions contained in this Rule 3, Options cannot be granted within the 30 day period referred to in Rule 4.3 below, the Board may extend that period by 12 days regardless of the expiry of the relevant Invitation Period.

4.	GRANT OF OPTIONS

4.1	No Option shall be granted to any person if at the Date of Grant that person shall have ceased to be an Eligible Employee.

4.2

No Option shall be granted to any person at any time when he has, or has within the preceding 12 months had a Material Interest in a Close Company being either the Company or a company which has Control of the Company or is a member of a consortium which owns such a company.

4.3

Within 30 days of any Dealing Day by reference to which the Option Price was fixed (which date shall be within an Invitation Period) the Board may, subject to Rule 3 above, grant to each Eligible Employee who has submitted a valid application an Option in respect of the number of Shares for which application has been deemed to be made under Rule 2.7.

4.4

The Company shall issue to each Participant an option certificate in such form (not inconsistent with the provisions of the Scheme) as the Board may from time to time prescribe. Each such option certificate shall specify the Date of Grant of the Option, the number and class of Shares over which the Option is granted, the Option Price and the Maturity Date.

4.5	Except as otherwise provided in these Rules, every Option shall be personal to the Participant to whom it is granted and shall not be transferable.

4.6	No amount shall be paid in respect of the grant of an Option.

5.	LIMITATIONS ON GRANTS OF OPTIONS

5.1

The number of Shares for which Options may be granted under the Scheme in any period of ten successive years shall not, when added to the number of Shares which shall have been or remain to be issued during the same period under share schemes which are required to be made available to all employees of the Company, exceed such number of Shares as represents five per cent, of the issued ordinary share capital of the Company.

5.2	In determining the above limits no account shall be taken of any Shares where the right to acquire such Shares was released, lapsed or otherwise has become incapable of exercise.

6.	RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

6.1 (a)	Save as provided in Rules 6.2, 6.3, 6 4 and Rule 7, an Option shall not be exercised earlier than the Maturity Date under the Savings Contract entered into in connection therewith.

(b)	Save as provided in Rule 6.2, an Option shall not be exercised later than 6 months after the Maturity Date under the Savings Contract entered into in connection therewith.

(c)	Save as provided in Rules 6.2 and 6.3, an Option may only be exercised by a Participant whilst he is a director or employee of a Participating Company.

6.2	An Option may be exercised by the personal representatives of a deceased Participant:

(a)	within 12 months following the date of his death if such death occurs before the Maturity Date;

(b)	within 12 months following the Maturity Date in the event of his death within 6 months after the Maturity Date.

6.3	An Option may be exercised by a Participant within 6 months following his ceasing to hold the office or employment by virtue of which he is eligible to participate in the Scheme by reason of:

(a)	injury, disability, redundancy or retirement on reaching the Specified Age;

(b)	his office or employment being in a company which the Company ceases to have Control; or

(c)	his office or employment relates to a business or part of a business which is transferred to a person who is neither an associated company nor a company of which the Company has Control.

6.4

An Option may be exercised by a Participant within 6 months following the date he reaches the Specified Age if he continues after that date to hold the office or employment by virtue of which he is eligible to participate in the Scheme.

6.5

No person shall be treated for the purposes of Rule 6.3 as ceasing to hold an office or employment by virtue of which that person is eligible to participate in the Scheme until that person ceases to hold any office or employment in a Participating Company or in any associated company.

6.6	An Option granted to a Participant shall lapse upon the occurrence of the earliest of the following:

(a)	subject to (b) below, 6 months after the Maturity Date under the Savings Contract entered into in connection with the Option;

(b)

where the Participant dies before the Maturity Date, 12 months after the date of death, and where the Participant dies in the period of 6 months after the Maturity Date, 12 months after the Maturity Date;

(c)

the expiry of any of the 6 month periods specified in Rule 6.3(a) and (b), save that if at the time any of such applicable periods expire, time is running under the 12 month periods specified in Rule 6.2, the Option shall not lapse by reason of this Rule 6.6 until the expiry of the relevant 12 month period in Rule 6.2;

(d)	the Participant ceasing to hold any office or employment with a Participating Company for any reason other than those specified in Rule 6.3 or as a result of his death;

(e)	subject to Rule 8, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

(f)

the Participant being deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law, or doing anything or omitting to do anything which causes him to be so deprived or become bankrupt; and

(g)

before an Option has become capable of being exercised, the Participant giving notice that he intends to stop paying Monthly Contributions, or being deemed under the terms of the Savings Contact to have given such notice, or making an application for repayment of the Monthly Contributions.

6.7	In deciding whether and when to exercise an Option, a Participant shall have regard to the Company’s Share Dealing Code.

7.	TAKEOVER

7.1	Offers for Share Capital

(a)

Subject to Rule 9, if any person obtains Control of the Company as a result of making an offer to acquire Shares, the Board shall as soon as reasonably practicable of becoming aware thereof notify every Participant and may, at the same time, request each such Participant to exercise unexercised Options held by him and each such Participant may, whether so requested or not, within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer has been satisfied, exercise unexercised Options held by him (or, as the case may be, those portions of them not already exercised) in relation to the Shares to which such Options relate.

(b)	In the event of a Participant failing to exercise an Option requested to be exercised by him by the Board pursuant to Rule 7.1, such Option shall be deemed to have lapsed.

7.2	Compulsory acquisition of Company

Subject to Rule 9, if a person becomes entitled or bound to acquire shares in the Company under Chapter 2 of Part 9 of the Companies Act 2014, all Options may be exercised at any time when the person remains so entitled and bound. If not so exercised, the Options shall cease to be exercisable and shall lapse.

8.	RECONSTRUCTION, AMALGAMATION AND WINDING-UP

8.1	Subject to Rule 9, in the event of:

(a)

the court, under Chapter 1 of Part 9 of the Companies Act 2014, sanctioning a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies (the sanction by the court of the compromise or arrangement shall be communicated by the Board to each Participant in writing); or

(b)	the Company passing a resolution for its voluntary winding-up (the passing of which resolution shall be communicated by the Board to each Participant in writing)

a Participant may, within six months of the court sanctioning such compromise or arrangement or the passing of the resolution for the Company’s voluntary winding-up, exercise unexercised Options held by him (or, as the case may be, those portions of them not already exercised) in relation to the Shares to which such Options relate.

8.2	In the event of a Participant failing to exercise an Option pursuant to Rule 8.1 within 6 months of being first required or entitled to do so, such Option shall be deemed to have lapsed.

9.	EXCHANGE OF AWARDS ON TAKEOVER OF COMPANY

9.1	Exchange of Options

If the person referred to in Rule 7.1, 7.2 or 8.1(a) (reading the reference in Rule 7.1 to “proposes to obtain” as “obtains”) is a company (“Acquiring Company”), a Participant may, at any time during the period set out in Rule 9.2, by agreement with the Acquiring Company, release his Option in whole or in part in consideration of the grant to him of a new option (“New Option”) which is equivalent to the Option but which relates to shares (“New Shares”) in:

(a)	the Acquiring Company; or

(b)	a company falling within sub-paragraph (b) or sub-paragraph (c) of paragraph 11, of Schedule 12A, which satisfy the conditions specified in paragraphs 11 to 15 inclusive of Schedule 12A.

9.2	Period allowed for exchange of Options

The period referred to in Rule 9.1 is:

(a)	where Rule 7.1 applies, the period referred to in that rule;

(b)	where the Rule 7.2 applies, the period during which the Acquiring Company remains so entitled or bound; and

(c)	where Rule 8.1(a) applies, the period of six months beginning with the time when the court sanctions the compromise or arrangement.

9.3	Meaning of “equivalent”

The New Option shall not be regarded for the purpose of this Rule 9 as equivalent to the Option unless:

(a)	the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Scheme as it had effect immediately before the release of the Option; and

(b)

the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is as nearly as may be equal to the total market value, immediately after the grant of the New Option, of the New Shares (market value being determined for this purpose in accordance with section 548 of the Act); and

(c)

the total amount payable by a Participant for the acquisition of the New Shares under the New Option is as nearly as may be equal to the total amount that would have been payable by the Option Holder for the acquisition of the Shares under the Option.

9.4	Date of grant of New Option

The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.

9.5	Application of Scheme to New Option

In the application of the Scheme to the New Option, where appropriate, references to “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively.

10.	MANNER OF EXERCISE

10.1

An Option may only be exercised during the periods specified in Rules 6, 7 and 8, and only with monies not exceeding the amount of the Repayment under the Savings Contract entered into in connection therewith as at the date of such exercise. For this purpose, no account shall be taken of such part (if any) of the Repayment of any Monthly Contribution the due date for the payment of which under the Savings Contract arises after the date of the Repayment.

10.2

Exercise shall be by the delivery to the secretary of the Company, or other duly appointed agent, of an option certificate covering the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent) together with evidence of the Repayment under the Savings Contract and any remittance for the Exercise Price payable, or authority to the Company to withdraw and apply monies equal to the Exercise Price from the Savings Contract, to acquire the Shares over which the Option is to be exercised. The effective date of exercise shall be the date of delivery of the notice of exercise.

10.3	When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance and the balance of the monies in the Savings Contract shall be returned to the Participant.

11.	ISSUE OR PURCHASE OF SHARES

11.1	Shares to be issued or purchased pursuant to the exercise of an Option shall be allotted or purchased, as applicable within 28 days following the effective date of exercise of the Option.

11.2

Shares to be issued or purchased pursuant to the Scheme will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

11.3

If and so long as the Shares are listed on any Stock Exchange, the Company shall apply, as necessary, for a listing on such Stock Exchanges for any Shares issued or purchased pursuant to the Scheme as soon as practicable after the allotment or purchase thereof.

11.4

Where Shares are to be delivered to a Participant as a consequence of the exercise of an Option, the relevant Shares shall be delivered to the Participant in such manner as the Compensation Committee may in its discretion determine, including but not limited to procuring the issue of DIs representing the relevant Shares to the Participant or its nominee(s) and/or making arrangements for the relevant Shares to be held on behalf of the Participant in any securities settlement system to which the Shares are eligible for admission from time to time.

12.	ALTERATION OF CAPITAL

12.1

Subject to the provisions of Rule 8 hereof, in the event of any capitalisation issue, rights issue, sub-division, consolidation or any reduction or other reorganisation of the capital of the Company, the number of Shares composed in any Option, and/or the Option Price therefor may be adjusted by the Board in such manner as it may in its absolute discretion, with the prior written approval of the Revenue Commissioners determine to be appropriate, provided that in the event that any alteration of capital results in the reduction of the Option Price to less than the nominal value of the Shares, the Option Price shall be increased to the nominal value of such Shares.

12.2	All Participants shall be informed of any such variation as soon as practicable thereafter.

13.	ADMINISTRATION

13.1

Any notice or other communication made under, or in connection with, the Scheme may be given by personal delivery or by sending the same by email or post, in the case of a company to its registered office and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment or by email to the email address assigned to him in connection with his office or employment (save where an employee is absent from his employment for a period of leave, other than annual leave, during which he will not have access to such email address), and where a notice or other communication is given by post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped and if sent by email shall be deemed to have been duly given on transmission.

13.2	The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

13.3	If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

13.4	The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed.

13.5	The decision of the Board in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive.

13.6	The costs of introducing and administering the Scheme shall be borne by the Company.

14.	AMENDMENTS

14.1	Except as described in this Rule 14, the Compensation Committee may, with the prior written approval of the Revenue Commissioners, at any time amend the Rules.

14.2	Without the prior approval of the Company in general meeting, an amendment may not be made for the benefit of existing or future Participant to the Rules of the Scheme relating to:

(a)	the persons to whom or for whom securities or other benefits are provided for under the Scheme; or

(b)	the limit on the number or amount or other benefits of Shares which may be acquired under the Scheme.

14.3

An amendment may not adversely affect the rights of an existing Participant except where the amendment has been approved by Participants who together represent the holders of Awards which have the majority of Shares which are the subject all Awards outstanding at such time.

14.4

The Compensation Committee shall have the power to make such amendments and alterations as are required, including the power to create new share based incentive plans and sub plans for Eligible Employees in jurisdictions outside of Ireland, to take account of local restrictions, taxation requirements, exchange control, security laws etc or to take advantage of taxation laws specific to the provision of share based incentive schemes in any jurisdiction.

15.	NON-TRANSFERABILITY OF OPTIONS

15.1	During his lifetime only the individual to whom an Option is granted may exercise that Option.

15.2

An Option shall immediately cease to be exercisable if it is transferred or assigned (other than to personal representatives upon the death of the Participant), mortgaged, charged or otherwise disposed of by the Participant.

16.	GENERAL

16.1

The Scheme may be terminated at any time by resolution of the Board or by ordinary resolution of the Company in general meeting. The Board may decide to grant no further Options and may suspend the Scheme at any time. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

16.2

The rights and obligations of any individual under the terms of his office or employment with the Company or a Participating Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any reason whatsoever insofar as those rights arise, or may arise, from his ceasing to have rights under or being entitled to exercise any Option under the Scheme as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

16.3

These Rules shall be governed by, and construed in accordance with, Irish law. The Irish courts will have jurisdiction to settle any dispute in relation to the Scheme. The jurisdiction agreement contained in this Rule is made for the benefit of the Company only, which accordingly retains the right (i) to bring proceedings in any other court of competent jurisdiction; or (ii) to require any dispute to be settled in accordance with Rule 17. By accepting the grant of an Option, a Participant is deemed to have agreed to submit to such jurisdiction.

17.	DISPUTES

Any disputes arising hereunder may be referred by the Board to arbitration pursuant to the provisions of the Arbitration Act 2010 and any Participant so affected will submit to such arbitration.

APPENDIX 1

UK

As amended by resolution of the Remuneration Committee on 18 February 2016 and incorporating amendments made automatically with effect on and from 17 July 2013 by virtue of section 14 of and Schedule 2 to the Finance Act 2013 and with effect on and from 6 April 2014 by virtue of section 51 of and Schedule 8 to the Finance Act 2014.

The provisions of this Schedule apply in relation to an Option if the Board so determines when making an Invitation in relation to it. If so, the Rules shall apply to an Option granted under this Schedule subject to the following provisions:

1.	Definitions

1.1	In Rule 1.1 the following definitions shall read as follows:

Control has the meaning given by Section 719 of ITEPA;

Eligible Employee means any individual:

(a)

who is an employee of a Participating Company or is a full-time director of a Participating Company (a full-time director for this purpose is one who is required to devote not less than 25 hours per week, excluding lunch breaks and reasonable holiday entitlement, to the service of one or more Participating Companies); and

(b)	whose earnings from that office or employment are (or would be if there were any) general earnings to which section 15 or 21 of ITEPA applies; and

(c)	who is an employee of a Participating Company or is a full-time director of a Participating Company:

(x)	on the Date of Invitation and remains so until the Date of Grant and for this purpose the gap between the Date of Invitation and the Date of Grant shall not exceed 12 months; or

(y)	for such other period (not exceeding 12 months ending on the Date of Grant) as the Directors may from time to time determine;

Maximum Contribution means the lesser of:

(a)	such maximum monthly contribution as may be permitted under paragraph 25(3)(a) of Schedule 3; or

(b)	such maximum monthly contribution as may be determined from time to time by the Board;

Minimum Contribution means such minimum monthly contribution as may be permitted under paragraph 25(3)(b) of Schedule 3;

Savings Contract means a savings contract under a certified contractual savings scheme within the meaning of paragraph 24(1) of Schedule 3 operated by such bank or building society as is nominated by the Board; and

Specified Age means age 65.

1.2	In Rule 1.1 the definitions of “the Act”, “Close Company”, “Material Interest”, “Schedule 12A” and “Schedule 12B” shall not apply.

1.3	In Rule 1.1 the following additional definitions shall apply:

(a)	ITEPA means the Income Tax (Earnings and Pensions) Act 2003;

(b)	Non-UK Company Reorganisation has the meaning given to that term by paragraph 47A of Schedule 3;

(c)	Restriction means a restriction within the meaning given to that term by paragraph 48(3) of Schedule 3;

(d)	Revenue means Her Majesty’s Revenue and Customs;

(e)	Schedule 3 means Schedule 3 to ITEPA; and

(f)	Schedule 3 SAYE Option Scheme has the meaning given to that term by paragraph 49 of Schedule 3.

1.4	In Rule 1.1 the definition of Option Price shall be read as if the figure “75%” were deleted and replaced with the figure “80%”.

1.5	In Rule 1.1 the definition of Market Value shall read as follows:

“in relation to a Share, shall be the middle market closing price of a Share, on any day if and so long as the Shares are listed on the Stock Exchange (as derived from the daily official list or equivalent such record of the Stock Exchange) as agreed in advance with Inland Revenue Shares Valuation, the market value of a Share that is subject to a Restriction being determined, if so required for the purposes of any relevant provision in Schedule 3, as if it were not subject to the Restriction”.

1.6	In Rule 1.1 the definition of Share shall be read as if the following words were added at the end:

“which satisfies the provisions of paragraphs 17 to 20 (inclusive) and 22 of Schedule 3” .

2.	Rule 2

2.1	Rule 2.1 shall be read as if the following sentence were added at its end:

“Each Invitation shall specify the last date for receipt of applications pursuant to that invitation being a date not less than fourteen days after the date on which the invitation is made”.

3.	Rule 4

3.1	Rule 4 shall be read as if:

(a)	Rule 4.2 were deleted; and

(b)	the following new Rule 4.7 were added after Rule 4.6:

“If the Shares which are the subject of an Option are subject to any Restriction, the Company shall as soon as practicable after the Date of Grant notify Participants of that fact and the details of any such Restriction.”

4.	Rule 6

4.1	Rule 6.3(a) shall be read as if the following words were deleted:

“or retirement on reaching the Specified Age”, and the following words were substituted in their place:

“, retirement or a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006”.

4.2	Rule 6.3(b) shall be read as if it were deleted the following words were substituted in its place:

“his employing company ceasing to be an associated company (as defined in paragraph 35 of Schedule 3) of the Company by reason of a change of control of the Company (as determined in accordance with sections 450 and 451 of the Corporation Tax Act 2010)”

4.3	Rule 6.3(c) shall be read as if the following words were added at the end:

“where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006”

4.4	Rule 6.4 shall be read as if the following words were inserted after “An Option”:

“which was granted before 17 July 2013”.

4.5	Rule 6.5 shall be read as if the following words were added at the end:

“(as defined in paragraph 35(4) of Schedule 3)”.

5.	Rule 7

5.1	Rule 7.1(a) shall be read as if the following words were added in between the words “making an offer” and “to acquire Shares”:

“(falling within paragraphs 37(3), 37(3A) and 37(3B) of Schedule 3)”.

5.2	Rule 7.1(b) shall be read as if the following words were inserted after the words “shall be deemed to have lapsed”:

“save that in the case of any Option granted on or after 6 April 2014, such Option shall not lapse under this Rule 7.1(b) on the expiry of the six month period referred to in Rule 7.1(a) if the expiry of that 6 month period occurs prior to the expiry of a relevant 12 month period under Rule 6.2 but shall lapse only on the expiry of the relevant 12 month period under Rule 6.2.”

5.3	Rule 7.2 shall be read as if:

(a)	the words “under Chapter 2 of Part 9 of the Companies Act 2014” were deleted and the following words were substituted in their place:

“sections 979 to 982 (inclusive) or 983 to 985 (inclusive) of the Companies Act 2006 (or legislation in another jurisdiction which is closely comparable)”; and

(b)	as if the following words were inserted after the words “and shall lapse”:

“save that in the case of any Option granted on or after 6 April 2014, such Option shall not lapse under this Rule 7.2 if the expiry of the exercise period specified under this Rule 7.2 occurs prior to the expiry of a relevant 12 month period under Rule 6.2, but shall lapse only on the expiry of the relevant 12 month period under Rule 6.2.”

6.	Rule 8

6.1	Rule 8.1(a) shall be read as if the words:

(a)	“Chapter 1 of Part 9 of the Companies Act, 2014” were deleted and the following words were substituted in their place:

“section 899 of the Companies Act 2006”, and

(b)	“proposed for the purposes of…” to the words “company or companies” (inclusive) were deleted and the following words were substituted in their place:

“applicable to or affecting:

(i)	all the ordinary share capital of the Company or all the shares in the Company which are of the same class as the shares which may be acquired by exercise of Options; or

(ii)

all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE Option Scheme,”

6.2	Rule 8.1 shall be read as if a new Rule 8.1(b) were added after Rule 8.1(a) as follows, and Rule 8.1(b) were be renumbered as Rule 8.1(c) accordingly:

“8.1(b) a Non-UK Company Reorganisation becomes binding on the shareholders covered by it; or”

6.3	Rule 8.1 shall be read as if

(a)	the following words were added immediately after the words “within 6 months of”:

“a person (either alone or together with any person acting in concert with him) obtaining Control of the Company as a result of”

(b)	the following words were added immediately after the words “or arrangement”:

“or such Non-UK Reorganisation becoming binding on shareholders”.

6.4	Rule 8.2 shall be read as if the following words were added at the end after the words “such Option shall be deemed to have lapsed”:

“save that in the case of any Option granted on or after 6 April 2014 and where such 6 month period commences as a result of the circumstances referred to in Rules 8.1(a) or 8.1(b), such Option shall not lapse under this Rule 8.2 on the expiry of the six month period if the expiry of the six month period occurs prior to the expiry of a relevant 12 month period under Rule 6.2, but shall lapse only on the expiry of the relevant 12 month period under Rule 6.2.”

7.	Rule 9

7.1	Rule 9.1 shall be read as if:

(a)	the comma between the words “Rule 7.1” and “Rule 7.2” were replaced with the word “and”;

(b)	the words “8.1(a) (reading the reference in rule 7.1 to “proposes to obtain” as “obtains”)” were deleted and the following words were substituted in their place:

“, or the person (either alone or together with any person acting in concert with him) obtaining Control of the Company as a result of the circumstances referred to in Rule 8.1(a) or Rule 8.1(b), ”

7.2	Rule 9.1(b) shall read as follows:

“9.1(b) a company falling within sub-paragraph (b) or sub-paragraph (c) of paragraph 18, of Schedule 3, which satisfy the conditions specified in paragraphs 17 to 20 (inclusive) and 22 of Schedule 3”.

7.3	Rule 9.3(b) shall be read as if:

(a)	the words “as nearly as may be equal to” were deleted and replaced with the following:

“substantially the same as”; and

(b)	the words “in accordance with section 548 of the Act” were deleted and replaced with the following:

“using a methodology agreed by the Revenue”.

7.4	Rule 9.3(c) shall be read as if:

(a)	the words “as nearly as may be equal to” were deleted and replaced with the following:

“substantially the same as”;

8.	Rule 12

8.1	Rule 12 shall be read as if:

(a)	the word “reorganisation” was substituted by the word “variation”;

(b)	the words “with the prior written approval of the Revenue Commissioners” did not appear; and

(c)	the following words were inserted after the words “nominal value of such Shares”:

“and provided that no adjustment shall take effect unless the total Market Value of the Shares subject to any Option is immediately after the adjustment or adjustments substantially the same as what it was immediately before the adjustment or adjustments and the aggregate Option Price of such Option is immediately after the adjustment or adjustments substantially the same as what it was immediately before the adjustment or adjustments”.

9.	Rule 14

9.1	Rule 14.1 shall be read as follows:

“Subject to Rules 14.2 and 14.6, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect”.

9.2	The following shall be added as a new Rule 14.6:

“14.6 No amendment or addition to any key feature of these Rules shall be made at a time when the Scheme is a Schedule 3 SAYE Option Scheme and if such status is to be maintained, it shall not have effect if it would result in the requirements of Parts 2 to 7 of Schedule 3 to ITEPA not being met in relation to the Scheme. If such status is not to be maintained, the first sentence of this Rule 14.6 shall not apply. The Company shall provide such information and make such declarations in relation to any amendment to a key feature as is required for the purposes of Schedule 3. For these purposes, a “key feature” is any provision the inclusion of which is necessary in order to meet the requirements of Schedule 3”.

APPENDIX 2

USA

This Appendix 2 shall apply to all Options granted under the Scheme to US Taxpayers. Except as amended or overridden by this Appendix 2, the Rules of the Scheme shall apply to Options granted under the Scheme to US Taxpayers. In the event of any inconsistency between the Rules of the Scheme and this Appendix 2, the terms of this Appendix 2 shall prevail in relation to all Options granted under the Scheme to US Taxpayers. In the event that a Participant becomes a US Taxpayer subsequent to the Date of Grant of an Option to such Participant under the Scheme, such Option shall immediately be amended in a manner consistent with this Appendix 2.

1.	DEFINITIONS

In this Appendix 2, the following terms shall have the following meanings:

California Participant means a Participant who is a resident of the State of California;

California Securities Law means, collectively, Section 25102(o) of the California Corporate Securities Law of 1968, as amended, and the regulations issued thereunder by the California Commissioner of Corporations, including Section 260.140.42 relating to compensatory purchase plans;

Code means the US Internal Revenue Code of 1986, as it may be amended from time to time;

Rule 701 means Rule 701 of the US Securities Act of 1933, as it may be amended from time to time;

Section 409A means Section 409A of the Code and the treasury regulations, interpretations and administrative guidance issued thereunder;

Short-Term Deferral Period means, with respect to an Option, the period commencing on the date that the Option first is no longer subject to a substantial risk of forfeiture within the meaning of Section 409A and ending upon the fifteenth day of the third month following the end of the calendar year in which the Option first is no longer subject to such substantial risk of forfeiture, or if later, the fifteenth day of the third month following the end of the taxable year of the Company in which the Option first is no longer subject to such substantial risk of forfeiture, which shall be determined and administered consistent with the short-term deferral exemption from Section 409A described in Section 1.409A-1(b)(4) of the US Treasury Regulations;

US means the United States of America;

US Taxes mean applicable US federal, state and local income taxes and employment taxes;

US Taxpayer means an Eligible Employee or a Participant who is subject to US Taxes on the Date of Grant of an Option to such individual under the Scheme, is expected to become subject to US Taxes following such date or does become subject to US Taxes following such date but while the Option remains outstanding; and

US Treasury Regulations means the treasury regulations issued under the Code.

References to a “Rule” in this Appendix 2 shall be to the Rules of the Scheme, except as otherwise expressly provided herein.

2.	GENERAL

2.1

Options granted to US Taxpayers are intended to be exempt from the requirements of Section 409A pursuant to the short-term deferral exemption described in Section 1.409A-1(b)(4) of the US Treasury Regulations, and the Scheme and any option certificate in respect of an Option granted to a US Taxpayer shall be interpreted, operated and administered in a manner consistent with such intention. Notwithstanding anything to the contrary contained in the Scheme or any option certificate, payment in respect of any Option hereunder, including the issuance of Shares pursuant to any Option granted under the Scheme, shall be paid or transferred, if at all, to a US Taxpayer within the Short-Term Deferral Period.

2.2

Unless otherwise determined by the Compensation Committee, an Option granted under the Scheme to a US Taxpayer shall become vested and exercisable to the extent permitted under the relevant Rule of the Scheme on the earliest to occur of the following events:

(a)	the Maturity Date, subject to the US Taxpayer’s continued employment with a Participating Company on such date;

(b)	the US Taxpayer’s attainment of the Specified Age, subject to the US Taxpayer’s continued employment with a Participating Company on such date;

(c)	the termination of the US Taxpayer’s employment with each Participating Company due to the US Taxpayer’s death or incapacity;

(d)	the termination of the US Taxpayer’s employment with each Participating Company due to redundancy;

(e)

the US Taxpayer’s ceasing to be eligible to participate in the Scheme due to the occurrence of an event under Rule 6.3(b) or 6.3(c), subject to the US Taxpayer’s continued employment with a Participating Company on such date;

(f)

a change in Control of the Company under Rule 7 (subject to any agreement between the US Taxpayer and the Acquiring Company to exchange the Option under Rule 9), subject to the US Taxpayer’s continued employment with a Participating Company on such date; and

(g)	the occurrence of an event under Rule 8, subject to the US Taxpayer’s continued employment with a Participating Company on such date.

Once vested and exercisable as provided above, such Option shall remain exercisable (subject to any applicable dealing or other securities law restrictions) until the earlier of the expiration of the exercise period specified in the relevant option certificate (but not less than thirty (30) days following the termination of the US Taxpayer’s employment or, if shorter, the remaining term of the Option) and the expiration of the Short-Term Deferral Period, and thereafter, such Option shall immediately lapse and automatically be cancelled and cease to have any further legal force or effect whatsoever.

2.3

No setoffs or deductions against any amounts owed to a US Taxpayer by a Participating Company may be made hereunder to the extent that such setoff or deduction would result in adverse tax consequences to the US Taxpayer under Section 409A.

2.4

For avoidance of doubt, the Company may decide from time to time whether the monthly contribution to a Savings Account may, provided the prior written consent of the Eligible Employee has been obtained, be deducted from his/her monthly net pay.

2.5

To the extent that any exchange or adjustment of an Option occurs under Rule 9 or Rule 12, respectively, the terms and conditions of any New Option or adjusted Option, as applicable, shall not modify the requirement that such Option shall only be exercisable prior to the expiration of the Short-Term Deferral Period or otherwise result in any change to the terms and conditions of such Option if such modification or change would result in adverse tax consequences to a US Taxpayer under Section 409A.

2.6

Notwithstanding any provision of the Scheme or any option certificate to the contrary, the Compensation Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Scheme (including this Appendix 2) or any option certificate in respect to an Option granted to a US Taxpayer so that the Option qualifies for the short-term deferral exemption from Section 409A. No amendment may be made to the Scheme (including this Appendix 2) or any option certificate, or otherwise apply to an Option, if and to the extent that the amendment would cause any Option granted to a US Taxpayer to violate Section 409A. The Company shall have no liability to a US Taxpayer, or any other party, if an Option that is intended to be exempt from Section 409A is not so exempt or for any action taken by the Compensation Committee or the Company and, in the event that any amount or benefit under the Scheme becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected US Taxpayer and not with the Company.

3.	SECURITIES LAW COMPLIANCE

3.1

Notwithstanding any provision of the Scheme or any option certificate to the contrary, (i) no Option shall be granted and no Share shall be delivered or sold to a US Taxpayer unless such grant, delivery and sale is in compliance with US federal securities laws and any applicable US state securities laws, and (ii) Shares acquired by a US Taxpayer pursuant to the exercise of Options may only be resold in compliance with the registration requirements or an applicable exemption from the registration requirements of the US Securities Act of 1933, as it may be amended from time to time.

3.2

Notwithstanding any provision of the Scheme or any option certificate to the contrary (but subject to Rule 3.3. below), Options granted to a Participant who is a California Participant on the Date of Grant shall be subject to the following additional limitations, terms, and conditions, which for purposes of compliance with California Securities Law only shall be deemed to be a separate plan maintained solely for California Participants:

(a)      except to the extent otherwise provided under Rule 3.3 of this Appendix 2, each Option shall be granted in accordance with Rule 701;

(b)      Options may not be granted more than ten (10) years after the date on which the Scheme is adopted or the date on which the Scheme is approved by the issuer’s security holders, whichever is earlier;

(c)

in the event of the termination of a California Participant’s employment with each Participating Company due to the California Participant’s death or incapacity, (i) each Option held by such California Participant as of the date of such termination, to the extent that on such date (A) such Option is vested and (B) the Market Value of the Shares underlying such Option exceeds the Exercise Price of such Option on such date, shall be automatically exercised on a cashless basis on the date of such termination, and (ii) all other Options held by such California Participant, to the extent not automatically exercised as provided herein, shall immediately lapse and automatically be cancelled and cease to have any further legal force or effect whatsoever;

(d)

the rights of a California Participant to acquire Shares under the Scheme shall be non-transferable except to the extent of a transfer by will, laws of descent and distribution, to a revocable trust, or as permitted by Rule 701;

(e)

the number of Shares issuable upon the exercise of an Option and the Option Price thereof shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s equity securities without the receipt of consideration by the Company of or on the Shares; and

(f)

the number of California Participants may not exceed 35 unless the Scheme is approved by holders of a majority of the outstanding securities of the Company entitled to vote within twelve (12) months of the issuance of Shares under the Scheme in California.

3.3

In lieu of meeting the requirements set forth under Rule 3.2 of this Appendix 2, Options may be granted under the Scheme to any California Participant in accordance with any other registration exemption permitted under California Securities Law or by qualification under such law or compliance with applicable registration requirements, subject to such conditions as required by such law.

4.	AMENDMENT AND ADMINISTRATION

For the avoidance of doubt, the Compensation Committee and/or the Board have the full authority, consistent with the Rules, to administer this Appendix 2, including authority to interpret and construe any provision of this Appendix 2, to identify Eligible Employees and Participants with respect to whom the provisions of this Appendix 2 may apply, and to adopt any regulations for administering this Appendix 2 and any documents it thinks necessary or appropriate. The decision of the Compensation Committee or Board, as applicable, on any matter concerning this Appendix 2 will be final and binding on all parties, notwithstanding any delegation of authority to a sub-committee.

APPENDIX 3

AUSTRALIA

All Rules of the Scheme shall apply to Options granted under the Scheme to Eligible Employees resident in Australia except to the extent amended, or added to, by this Appendix. In the event that a Participant becomes an Australian resident subsequent to the Date of Grant of an Option to such Participant under the Scheme, such Option shall immediately be amended in a manner consistent with this Appendix.

1.	IMPORTANT OFFER INFORMATION

1.1.

Any information given by or on behalf of the Company in relation to the Scheme is general information only and does not take into account individual investment objectives, financial situation or particular needs of Eligible Employees.

1.2.

Before making an investment decision, Eligible Employees should consider their personal circumstances, and the information in the Rules and this Appendix in relation to the Scheme, and consider obtaining their own independent financial product advice from a person who is licensed by ASIC to give such advice.

1.3.	The Rules and this Appendix does not constitute a disclosure document within the meaning of the Australian Corporations Act 2001 (Cth) and has not been lodged with ASIC.

1.4.	Further important information for your consideration is set out below in clause 10 (General Risks).

2.	INTERPRETATION AND DEFINITIONS

Unless otherwise defined below, words and expressions defined in the Rules shall have the same meanings where used in this Appendix.

ASIC means the Australian Securities and Investments Commission;

Australian ADI has the meaning given to the term in section 9 of the Australian Corporations Act 2001 (Cth);

Australian dollar means the lawful currency of Australia;

Eligible Employee means any individual who:

(A)	is resident in Australia;

(B)

is an employee of a Participating Company or is a full-time director of a Participating Company (a full-time director for this purpose is one who is required to devote substantially the whole of his time to the service of a Participating Company); and

(B)	is an employee of a Participating Company, or is a full-time director of a Participating Company:

(x)	on the Date of Invitation and remains so until the Date of Grant and for this purpose the gap between the Date of Invitation and the Date of Grant shall not exceed 12 months; or

(y)	for such other period (not exceeding 12 months ending on the Date of Grant) as the Directors may from time to time determine,

provided that no person shall be an Eligible Employee if that person is ineligible to participate in the Scheme by virtue of paragraph 8 of Schedule 12A;

Euro means the lawful currency of the Eurozone;

Pound Sterling means the lawful currency of the United Kingdom;

Savings Contract means a savings contract under which Participants make after-tax contributions and such contributions are:

(A)

held by or on behalf of the Company on trust for the relevant Participant, in an account with an Australian ADI that is used solely in connection with employee incentive schemes of the Company or any subsidiary of the Company, which may be maintained in the jurisdiction of Australia or elsewhere;

(B)	held by or on behalf of the Company on trust for the relevant Participant, in a designated account for the Participant with an Australian ADI that is used solely in connection with the Scheme; or

(C)	held by the relevant Participant, in a personal designated account of the relevant Participant in accordance with the terms of the relevant savings contract,

as is nominated by the Board;

Stock Exchange means the London Stock Exchange, the New York Stock Exchange or such other stock exchange (or any successor body) where the Shares are traded as determined by the Compensation Committee.

3.	GENERAL

3.1.	Any reference in the Scheme to a “Stock Exchange” shall be deemed a reference to a Stock Exchange as defined in this Appendix.

3.2.	Any reference in the Scheme to an “Eligible Employee” shall be deemed a reference to an Eligible Employee as defined in this Appendix.

3.3.	Any reference in the Scheme to a “Savings Contract” shall be deemed a reference to a Savings Contract as defined in this Appendix.

3.4.

Rule 6.2 shall be amended by the inclusion of the words “or such shorter period as may be determined by the Compensation Committee in its absolute discretion” after the words “within 12 months…” in each of paragraph (a) and (b) of Rule 6.2.

3.5.

Rule 6.3 shall be amended by the inclusion of the words “or such shorter period as may be determined by the Compensation Committee in its absolute discretion” after the words “An Option may be exercised by a Participant within 6 months…”.

3.6.	Rule 11.3 shall be deleted and replaced with the following wording:

“Rule 11.3

If and so long as the Shares are listed on any “eligible financial market” (as defined in ASIC’s Class Order [CO14/1000]), the Company shall apply, as necessary, for the listing on such stock exchanges for any Shares issued or purchased pursuant to the Scheme as soon as practicable after the allotment or purchase thereof.”

3.7.

Unless a Participant has already exercised their Options and acquired the relevant number of Shares pursuant to the terms of the Scheme, a Participant may, by giving a notice to the Company, discontinue their participation in, and contributions under, their relevant Savings Contract. Such discontinuance must take effect no more than 45 days after the giving of the notice.

3.8.

As soon as reasonably practicable after a Participant’s participation in, and contributions under, their Savings Contract have been discontinued (whether by notice or otherwise) any after-tax contributions (including any accumulated interest (if any), less any tax) made by the Participant pursuant to the Savings Contract that have not been used to acquire Shares pursuant to the to the terms of the Scheme must be repaid to the Participant or dealt with in accordance with the directions of the Participant.

4.	PARTICIPATION IN THE SCHEME

4.1.	The following rule shall be inserted in place of Rule 2.1:

“The Board may, during any Invitation Period, invite applications for Options from such Eligible Employees or categories of Eligible Employees as the Board may in its discretion determine.”

5.	EXCHANGE RATE FLUCTUATIONS

5.1.

If due to exchange rate fluctuations, the contents of the Savings Account are insufficient to exercise the Option in full (taking into account the contributions), the Company may require, at its discretion, that the Participant shall make additional payments to the Savings Account so as make good such shortfall prior to any exercise of an Option. If on the other hand, there is an excess of funds in the Savings Account due to exchange rate fluctuations, the excess funds less the bank transfer fee determined by the Company will be repaid to the Participant as soon as reasonably practicable after the date of exercise of the Option or dealt with in accordance with the directions of the Participant. For the avoidance of doubt, additional Shares may not be purchased.

5.2.

A Participant may not make additional contributions to the Savings Account other than as provided in Rule 18.2 and for termination of employment reasons as set out more generally in the Rules. A Participant who is entitled to make additional contributions due to cessation of employment shall do so in the manner notified to the Participant in writing, which shall direct whether such additional contributions are (i) payable in a lump sum payment either (at the Company’s direction) to the designated company account or to the Company’s share plan administrator from time to time at the end of the permitted additional savings period; or (ii) payable in monthly instalments to the Savings Account.

5.3.

An Option shall lapse if a Participant closes or makes any withdrawal from his Savings Account (other than for the purposes of exercising an Option) or if he/she fails to make monthly contributions in each case in such a manner as to breach the savings requirements notified to the Participant at the Date of Invitation in accordance with Rule 2.1.

5.4.

For avoidance of doubt, the Company may decide from time to time whether a Participant’s monthly contribution under their Savings Contract may, provided the prior written consent of the Participant has been obtained, be:

5.4.1.	deducted from his/her monthly net pay; or

5.4.2.	required to be transferred by the Participant to the relevant account.

6.	EXERCISE PRICE

6.1.

On the exercise of an Option, a Participant will pay an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised. The Option Price will be specified in Pounds Sterling or Euros in the option certificate that an Eligible Employee receives upon the grant of an Option to them.

6.2.

The exchange rate to be used at the relevant time an Option is exercised for the purposes of determining the conversion of the Australian dollar amount of the Repayment under the Savings Contract into the Pounds Sterling or Euro denominated Option Price for the purposes of determining the Exercise Price will be such group rate as determined by the Company’s Finance team, as at the close of business in London, United Kingdom on the day before the exercise date of the Option.

7.	NOMINEES

Participants agree to hold Shares received on the exercise of Options via such nominee arrangements as may be notified to them from time to time by the Compensation Committee or the Board.

8.	AMENDMENT AND ADMINISTRATION

For the avoidance of doubt, the Compensation Committee and/or the Board have the full authority, consistent with the Rules, to administer this Appendix, including authority to interpret and construe any provision of this Appendix, to identify Eligible Employees and Participants with respect to whom the provisions of this Appendix may apply, and to adopt any regulations for administering this Appendix and any documents it thinks necessary or appropriate. The decision of the Compensation Committee or Board, as applicable, on any matter concerning this Appendix will be final and binding on all parties, notwithstanding any delegation of authority to a sub-committee.

9.	Tax

9.1.	Any reference in the Rules to the requirement for the approval or consent of the Revenue Commissioners shall be read as if such approval or consent were not required.

9.2.

If withholding tax obligations arise under Australian or foreign law in connection with any transaction under the Scheme (including the grant or exercise of Options) then the Participant or other person in respect of whom such obligations arise shall make arrangements satisfactory to the Company to meet those obligations. The Company will not be required to issue any Shares under the Scheme until such obligations are satisfied.

10.	GENERAL RISKS

10.1.

Every investment involves an element of risk and Eligible Employees should be aware that there are risks associated with share ownership. Shares should be considered a long-term investment. Ordinary shares in capital of the Company are subject to the general market risk that is inherent in all securities listed on a stock exchange. This may result in fluctuations in its share price that are not explained by its fundamental operations and activities.

10.2.

The Company is a limited liability company which means that people holding Shares in the Company are not required to contribute any more capital for their Shares once those Shares have been fully paid for, even in the event of losses by the Company. However, it is possible that if there are losses, or profits fall, holders of Shares may not receive dividends or dividends may be reduced and the value of their Shares may fall. The price of Shares as quoted on the Stock Exchange is volatile and moves up and down with market sentiment as well as factors which are specific to the Company. The price at which the Shares trade on the Stock Exchange may be higher or lower than historical prices. If investors decide to sell their Shares, the amount which may be received on the sale may be higher or lower than their present market price. The Company’s latest annual report contains details of its performance and the factors which have impacted upon this performance during the period to which the report relates. These documents may be viewed on the Company’s website at the following link: https://www.flutter.com/investors/results-reports-and-presentations/year/2023/.

10.3.

The Company is also required to notify the Stock Exchange of information about specified events and matters as they arise for the purposes of making that information available to the stock market conducted by the Stock Exchange. The most recent annual report and announcements of the Stock Exchange should be referred to for details of these matters.

10.4.

In the future, the Company may elect to issue Shares or other securities. While the Company will be subject to the constraints of the rules of the Stock Exchange regarding the issue of Shares or other securities, security holders may be diluted as a result of such issues of Shares or other securities.

10.5.

Some of the factors which may affect the price of the Shares include fluctuations in the domestic and international market for listed securities, general economic conditions, including interest rates, inflation rates, exchange rates, consumer sentiment, commodity and oil prices, changes to government fiscal, monetary or regulatory policies and settings, changes in legislation or regulation, inclusion in or removal from market indices, the nature of the markets in which the Company operates and general operational and business risks. Other factors which may negatively affect investor sentiment and influence the Company specifically or the stock market more generally include acts of terrorist, an outbreak of international hostilities or fires, floods, earthquakes, labour strikes, civil wars and other natural disasters.

11.	CURRENCY CONVERSION

11.1.

The trading price of the Company’s Shares is shown in Pounds Sterling on the London Stock Exchange website under the code FLTR at https://www.londonstockexchange.com/live-markets/market-data-dashboard/price-explorer. The trading price of the Company’s Shares is shown in Pounds Sterling and in US Dollar is also available on the Company’s website at https://www.flutter.com/investors/share-price-centre/.

11.2.

Participants can ascertain, from time to time, the market price of the Company’s Shares in Australian dollars by checking the trading price in Pounds Sterling or US Dollar on one of the websites set out above and then converting that Pounds Sterling or US Dollar price into an Australian dollar amount based on the relevant foreign currency exchange rate at that time. Useful places to find foreign currency exchange rates include the Australian Taxation Office’s (ATO) website at https://www.ato.gov.au/rates/foreign-exchange-rates/ and the Reserve Bank of Australia’s (RBA) website at http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

APPENDIX 4

BULGARIA

All Rules of the Scheme shall apply to Options granted under the Scheme to Eligible Employees resident in Bulgaria (the “Bulgarian Options”) except for the following amendments thereto:

Any reference in the Rules to legislation shall be deemed a reference to that legislation as enacted in Ireland, unless expressly indicated otherwise.

Any reference in the Rules to the requirement for the approval or consent of the Revenue Commissioners shall be read as if such approval or consent were not required.

1.1	The meaning in the Rules of certain defined terms shall be replaced by newly defined terms and references shall be made to the newly defined terms as follows:

“Bonus” shall mean a bonus and/or interest (denominated in Bulgarian Lev) (if any) as determined from time to time by the relevant institution with whom a Savings Account is opened;

The meaning in the Rules of “Eligible Employee” shall be replaced by a new definition for “Eligible Employee” which means any individual who:

(A)

is an employee of a Participating Company resident in Bulgaria or is a full-time director of a Participating Company (a full-time director for this purpose is one who is required to devote substantially the whole of his time to the service of a Participating Company); and

(B)

is chargeable to tax in respect of his office or employment under Schedule E to the Act or is chargeable to tax in another country of residence where a Participating Company has its seat and address of management or offices (Bulgaria); and

(C)	is an employee of a Participating Company, or is a full-time director of a Participating Company:

(x)	on the Date of Invitation and remains so until the Date of Grant and for this purpose the gap between the Date of Invitation and the Date of Grant shall not exceed 12 months; or

(y)	for such other period (not exceeding 12 months ending on the Date of Grant) as the Directors may from time to time determine;

Provided that no person shall be an Eligible Employee if that person is ineligible to participate in the Scheme by virtue of paragraph 8 of Schedule 12A;

The definition includes full-time or part-time employees who are employed on a permanent basis, employees under probation or with fixed term employment contracts at the time of invitation and expatriate employees on long term assignments, who are tax resident in Bulgaria and not tax resident in their home country;

“Maturity Date” shall be replaced by a new definition for “Maturity Date” which means the date on which a Participant becomes entitled to utilise Repayment (including a bonus as determined by the respective institution, with whom the savings account has been opened and operated) under a three years Savings Account (“Three Year Maturity Date”);

The definition of “Maximum Contribution” shall be read as “such maximum monthly contribution in Bulgarian Lev as may be determined from time to time by the board, taking into account the applicable Maximum Contribution under the Scheme.”

The definition of “Minimum Contribution” shall be read as “such minimum monthly contribution in Bulgarian Lev as may be determined from time to time by the board, taking into account the applicable Minimum Contribution under the Scheme.”

“Repayment” shall be replaced by a new definition for “Repayment” which means in relation to a Savings Account, the aggregate of the Monthly Contributions which the Participant has agreed to make pursuant to the relevant Savings Account and, (unless deemed not to include the bonus under Rule 3), the bonus due at the Maturity Date, which shall be determined by the respective institution, with whom the Savings Account has been opened and operated;

“Savings Contract” shall be replaced by “Savings Account” which means a savings account opened by the Participant or savings arrangement as notified to a Participant by the Company on the Date of Invitation. The currency of the savings account and the account shall be Bulgarian Lev.

References to the “Savings Contract entered into by” shall be replaced by “Savings Account operated by”.

“Specified Age” shall be replaced by a new definition for “Specified Age” which means the age at which a person may retire in accordance with the Bulgarian Code on Social Security, which shall be:

(A)	60 years and 10 months of age, and 35 years and 2 months of contributory service for women; and

(B)	63 years and 10 months of age, and 38 years and 2 months of contributory service for men; unless

(C)

The retirement age has been increased in accordance with Art. 68 of the Bulgarian Code on Social Security or a reduced contributory service and reduced retirement pension have been applied for in accordance with Art. 68a of the Bulgarian Code on Social Security.

All references to euros (EUR), whether express or otherwise, shall be deemed to mean the Bulgarian Lev equivalent.

2.1	The following rule shall be inserted in place of Rule 2.1:

2.1

“The Board may, during any Invitation Period, invite applications for Options from such Eligible Employees or categories of Eligible Employees as the Board may determine. Each invitation shall provide information on the grounds for the offering and application for the Options, the number and the type of Options and underlying Shares, the rights attached and a copy of the Rules. The invitations shall be on such terms, being similar terms so as not to discriminate between Participants and in such form as the Board may from time to time determine. The invitation shall specify the savings arrangements related to the Savings Account, if any.”

2.3	The following rule shall be inserted in place of Rule 2.3:

2.3

Application for Options under the Scheme shall be made in such form as the Board may require and shall be accompanied by evidence for the opening or operation of a Savings Account. Subject to the limits set out in Rule 2.5, such application shall also specify, for the purpose of determining the number of Shares over which an Option is to be granted, the amount the applicant wishes to save each month under the Savings Account (the Monthly Contributions).

6.1	The following rules shall be inserted at Rule 6.1 (A) and (B):

6.1	(A) Save as provided in Rules 6.2, 6.3, 6.4 and Rule 7, an Option shall not be exercised earlier than the Maturity Date.

(B)	Save as provided in Rule 6.2, an Option shall not be exercised later than 6 months after the Maturity Date.

Rule 6.1 (C) shall remain the same.

6.6	The following rule shall be inserted and replace Rule 6.6 (a) and (g):

(a)	subject to (b) below, 6 months after the Maturity Date;

(g)

before an Option has become capable of being exercised, the Participant giving notice that he intends to stop making Monthly Contributions, or being deemed under the terms of the Savings Account to have given such notice.

A new rule shall be inserted as a new Rule 6.6 (h):

(h)

An Option shall lapse if a Participant closes or makes any withdrawal from his Savings Account (other than for the purposes of exercising an Option) or if he fails to make Monthly Contributions in each case in such a manner as to breach the savings requirements notified to the Participant at the Date of Invitation in accordance with Rule 2.1.

The remaining sections under Rule 6.6 shall remain the same.

10	The following rule shall be inserted and replace Rule 10.3:

10.3

When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance and the outstanding balance of the monies in the Savings Account shall be retained by the Participant. For the avoidance of doubt, any other excess of monies in the Savings Account, whether accumulating because of fluctuation of exchange rates or for another reason, shall also be retained by the Participant.

A new rule 10.4 shall be inserted after Rule 10.3:

10.4

If due to exchange rate fluctuations or for another reason other than Rule 6.6 (h), the balance in the Savings Account is insufficient to exercise the Option in full (taking into account the Monthly Contributions plus the Bonus), the Company may require that the Participant shall make additional payments to the Savings Account so as to make good such shortfall prior to any exercise of an Option. If on the other hand, there is an excess of funds in the Savings Account due to exchange rate fluctuations, the excess funds less the bank transfer fee determined by the company will be retained by the Participant and additional Shares may not be purchased.

A new rule 10.5 shall be inserted after Rule 10.4:

10.5

For the avoidance of doubt, a Participant may not make additional contributions to the Savings Account other than as provided in Rule 10.4 and for termination of employment reasons as set out more generally in the Rules. A Participant who is entitled to make additional contributions due to cessation of employment shall do so in the manner notified to the Participant in writing, which shall direct whether such additional contributions are (i) payable in a lump sum payment either (at the Company’s direction) to the designated company account or to the Company’s share plan administrator from time to time at the end of the permitted additional savings period; or (ii) payable in monthly instalments to the Savings Account.

A new rule 10.6 shall be inserted after Rule 10.5:

10.6

If withholding tax obligations arise under Bulgarian or foreign law in connection with any transaction under the Scheme (including the grant or exercise of options) then the Participant, or other person in respect of whom such obligations arise, shall make arrangements satisfactory to the Company to meet those obligations. The Participant is also personally responsible for tax compliance under the Scheme (including the reporting of share ownership, the receipt of dividends and in respect of any applicable capital gains tax).

A new rule 10.7 shall be inserted after Rule 10.6:

10.7

For avoidance of doubt, the Company may decide from time to time whether the monthly contribution to a Savings Account may, provided the prior written consent of the Eligible Employee has been obtained, be deducted from his/her monthly net pay.

16	A new rule shall be inserted after Rule 16.1 and the new rule shall be numbered as Rule 16.2 as follows:

16.2

This Scheme does not form part of the contract of employment of any individual who participates therein. No Options or Shares shall replace, supplement or form part of employment or other remuneration or compensation of any individual who participates in the Scheme.

Rules 16.2 and Rules 16.3 shall be re-numbered as Rules 16.3 and Rules 16.4 respectively.

APPENDIX 5

GIBRALTAR

A.	All Rules of the Scheme shall apply to Options granted under the Scheme to Eligible Employees resident in Gibraltar (the “Gibraltar Options”) except for the following amendments thereto:

B.	Any reference in the Rules to legislation shall be deemed a reference to that legislation as enacted in Ireland, save as set out below.

C.	Any reference in the Rules to the requirement for the approval or consent of the Revenue Commissioners shall be read as if such approval or consent were not required.

D.	References in the Rules to “Savings Contract” shall be replaced by “Savings Account”.

E.	For the avoidance of doubt and unless otherwise stated, any terms defined in this schedule shall have the meaning ascribed to them in the Scheme.

The following definitions shall apply in relation to Gibraltar Options.

“Bonus” shall mean the assumed bonuses and/or interest (if any) as determined from time to time by the relevant institution with whom a Savings Account is opened.

“Savings Account” shall mean a savings account opened by the Participant or savings arrangement as notified to a Participant by the Company on the Date of Invitation.

The definition of “Eligible Employee” shall be read as:

“any individual who:

(A)

is an employee of a Participating Company or is a full-time director of a Participating Company (a full-time director for this purpose is one who is required to devote substantially the whole of his time to the service of a Participating Company) and who in either case is resident for tax purposes in Gibraltar; and

(B)	is an employee of a Participating Company, or is a full-time director of a Participating Company:

(x) on the Date of Invitation and remains so until the Date of Grant and for this purpose the gap between the Date of Invitation and the Date of Grant shall not exceed 12 months; or

(y) for such other period (not exceeding 12 months ending on the Date of Grant) as the Directors may from time to time determine.”

The definition includes full-time or part-time employees who are employed on a permanent basis, under probation or with fixed term employment contracts at the time of invitation and expatriate employees on long term assignments, who are tax resident in Gibraltar and not tax resident in their home country. In addition, a Participant (being a woman) who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Gibraltar Employment Act 1954 before exercising an Option under the Scheme shall be treated for the purposes of the Rules as not having ceased to be such a director or employee.

The definition of “Maximum Contribution” shall be read as “such maximum monthly contribution in GBP sterling as may be determined from time to time by the board, taking into account the applicable Maximum Contribution under the Scheme.”

The definition of “Minimum Contribution” shall be read as “such minimum monthly contribution in GBP sterling as may be determined from time to time by the board, taking into account the applicable Minimum Contribution under the Scheme.”

The definition of “Specified Age” shall be read as “age 65 or any other age a person is bound to retire provided it is no less than 60 and not more than the pensionable age in Gibraltar.”

All references to euros (EUR), whether express or otherwise, shall be deemed to mean the GBP equivalent.

Any references to “employment” shall be read as being compatible with the Gibraltar Employment Act 1954 in relation to individuals employed in Gibraltar.

The following rule shall be inserted in place of Rule 2.1:

“The Board may, during any Invitation Period, invite applications for Options from such Eligible Employees or categories of Eligible Employees as the Board may determine.”

A new rule shall be inserted after Rule 16.1 and the new rule shall be numbered as Rule 16.2 as follows:

“16.2

This Scheme does not form part of the contract of employment of any individual who participates therein. No Options or Shares shall replace, supplement or form part of employment or other remuneration or compensation of any individual who participates in the Scheme.”

Rules 16.2 and Rules 16.3 shall be re-numbered as Rules 16.3 and Rules 16.4 respectively.

18.	The following Rule 18 shall be inserted:

“18.1

If withholding tax obligations arise under Gibraltar or foreign law in connection with any transaction under the Scheme (including the grant or exercise of options) then the Participant, or other person in respect of whom such obligations arise, shall make arrangements satisfactory to the Company to meet those obligations. The Company will not be required to issue any shares under the Scheme until such obligations are satisfied.”

18.2

If due to exchange rate fluctuations, the contents of the Savings Account are insufficient to exercise the Option in full (taking into account the contributions), the Company may require, at its discretion, that the Participant shall make additional payments to the Savings Account so as make good such shortfall prior to any exercise of an Option. If on the other hand, there is an excess of funds in the Savings Account due to exchange rate fluctuations, the excess funds less the bank transfer fee determined by the company will be retained by the Participant and additional Shares may not be purchased.

18.3

For the avoidance of doubt, a Participant may not make additional contributions to the Savings Account other than as provided in Rule 18.2 and for termination of employment reasons as set out more generally in the Rules. A Participant who is entitled to make additional contributions due to cessation of employment shall do so in the manner notified to the Participant in writing, which shall direct whether such additional contributions are (i) payable in a lump sum payment either (at the Company’s direction) to the designated company account or to the Company’s share plan administrator from time to time at the end of the permitted additional savings period; or (ii) payable in monthly instalments to the Savings Account.

18.4

An Option shall lapse if a Participant closes or makes any withdrawal from his Savings Account (other than for the purposes of exercising an Option) or if he/she fails to make monthly contributions in each case in such a manner as to breach the savings requirements notified to the Participant at the Date of Invitation in accordance with Rule 2.1.

18.5

For avoidance of doubt, the Company may decide from time to time whether the monthly contribution to a Savings Account may, provided the prior written consent of the Eligible Employee has been obtained, be deducted from his/her monthly net pay.”

APPENDIX 6

ITALY

A.	All Rules of the Scheme shall apply to Options granted under the Scheme to Eligible Employees resident in Italy (the “Italian Options”) except for the following amendments thereto:

B.	Any reference in the Rules to legislation shall be deemed a reference to that legislation as enacted in Ireland.

C.	Any reference in the Rules to the requirement for the approval or consent of the Revenue Commissioners shall be read as if such approval or consent were not required.

D.	References in the Rules to “Savings Contract” shall be replaced by “Savings Account”.

The following definitions shall apply in relation to Italian Options.

“Savings Account” shall mean a savings account opened by the Participant or savings arrangement as notified to a Participant by the Company on the Date of Invitation. Reference to “bank” and “building society” shall be deleted and replaced by “institutions”.

E.	Any reference in the Rules to “pensionable age” shall be read as pensionable age according to Italian law.

F.

The definition of “Eligible Employee” shall include full –time or part time employees who are employed on a permanent basis, under probation or with fixed term employment contracts at the time of invitation and expatriate employees on long term assignments, who are tax resident in Italy and not tax resident in their home country.

G.	The following definition shall be inserted at 1.1:

“Bonus” shall mean the assumed bonuses and/or interest (if any) as determined from time to time by the relevant institution with whom a Savings Account is opened.

H.	The following rule shall be inserted in place of Rule 2.1:

“The Board may, during any Invitation Period, invite applications for Options from such Eligible Employees or categories of Eligible Employees as the Board may determine.”

1.	Reference to “redundancy” at Rule 6.3(a) shall mean “A dismissal which is served for economic or organizational reasons “ (giustificato motivo oggettivo, or the like under Italian law).

1.1

Rule 6.3 will also apply in circumstances where the Participant ceases to hold the office or employment by virtue of which he is eligible to participate in this Scheme by reason of the entry into a mutual termination agreement.

1.2.

Rule 6.3 will also apply in circumstances where the Participant ceases to hold the office or employment by virtue of which he is eligible to participate in this Scheme by reason of dismissal in circumstances constituting wrongful or unfair dismissal, according to the judgment of first instance, when (i) statutory regulations do not provide for reinstatement ; (ii) statutory regulations provide for reinstatement and the Participant chooses the indemnity in lieu of reinstatement (the Choice). In scenario (ii), the six-month term under Rule 6.3 will start as of the date of Choice when reinstatement is ordered by the court of first instance.

1.3	Under Rule 6.3, for the avoidance of doubt, a woman on maternity leave shall not by reason only of such leave be deemed to have ceased employment.

J.	A new rule shall be inserted after Rule 16.1 and the new rule shall be numbered as Rule 16.2 as follows:

“16.2

This Scheme does not form part of the contract of employment of any individual who participates therein. No Options or Shares shall replace, supplement or form part of employment or other remuneration or compensation of any individual who participates in the Scheme.”

Rules 16.2 and Rules 16.3 shall be re-numbered as Rules 16.3 and Rules 16.4 respectively.

K.	The following Rule 18 shall be inserted:

“18.1

If withholding tax obligations arise under Italy or foreign law in connection with any transaction under the Scheme (including the grant or exercise of options) then the Participant, or other person in respect of whom such obligations arise shall make arrangements satisfactory to the Company to meet those obligations. The Company will not be required to issue any shares under the Scheme until such obligations are satisfied.

18.2

An Option shall lapse if a Participant closes or makes any withdrawal from his Savings Account (other than for the purposes of exercising an Option) or if he/she fails to make monthly contributions in each case in such a manner as to breach the savings requirements notified to the Participant at the Date of Invitation in accordance with Rule 2.1.

18.3

If due to exchange rate fluctuations, the contents of the Savings Account are insufficient to exercise the Option in full (taking into account the contributions plus the Bonus), the Company may require, at its discretion, that the Participant shall make additional payments to the Savings Account so as make good such shortfall prior to any exercise of an Option. If on the other hand, there is an excess of funds in the Savings Account due to exchange rate fluctuations, the excess funds less the bank transfer fee determined by the company will be retained by the Participant and additional Shares may not be purchased.

18.4

For the avoidance of doubt, a Participant may not make additional contributions to the Savings Account other than as provided in Rule 18.3 and for cessation of employment reasons set out in Rule 6.3. A Participant who is entitled to make additional contributions due to cessation of employment under Rule 6.3 shall do so in the manner notified to the Participant in writing, which shall direct whether such additional contributions are (i) payable in a lump sum payment either (at the Company’s direction) to the designated company account or to the Company’s share plan administrator from time to time at the end of the permitted additional savings period; or (ii) payable in monthly instalments to the Savings Account.

18.5

For avoidance of doubt, the Company may decide from time to time whether the monthly contribution to a Savings Account may, provided the prior written consent of the Eligible Employee has been obtained, be deducted from his/her monthly net pay.”

APPENDIX 7

MALTA

All Rules of the Scheme shall apply to Options granted under the Scheme to Qualifying Employees as defined below (the “Maltese Options”) except for the following amendments thereto:

Any reference in the Rules to legislation shall be deemed a reference to that legislation as enacted in Ireland. As such, these references should be interpreted in the context of the Maltese Options, any reference to a piece of Irish legislation may be either (i) applied to the Maltese Options or (ii) disregarded or (iii) where possible, interpreted as a reference to a piece of legislation under Maltese law which most approximates to the Irish legislation, as the context requires.

Any reference in the Rules to the requirement for the approval or consent of the Revenue Commissioners shall be read as if such approval or consent were not required.

References in the Rules to “Savings Contract” shall be replaced by “Savings Account” and a new definition inserted as follows:

“Savings Account” shall mean a savings account opened by the Participant or savings arrangement as notified to a Participant by the Company on the Date of Invitation.

“Bonus” shall mean a bonus and/or interest (denominated in Euros) (if any) as determined from time to time by the relevant institution with whom a Savings Account is opened.

1.1	In Rule 1.1 the definition of “Specified Age” shall mean the retirement age as defined under the Social Security Act (Chapter 318 of the Laws of Malta).

In Rule 1.1 the definition of “Eligible Employee” should be read as “any director who devotes substantially the whole of his time to the business of a Member or Members of the Group or any employee of a Member or Members of the Group and who in either case is for tax purposes resident in Malta, not in their home country. The definition includes employees under a contract of employment of a fixed or indefinite duration, as well as employees still under probation at the time of invitation and expatriate employees on long term assignments, who are for tax purposes resident in Malta, not in their home country”.

2.1	The following rule shall be inserted in place of Rule 2.1:

“The Board may, during any Invitation Period, invite applications for Options from such Eligible Employees or categories of Eligible Employees as the Board may determine.”

6.3

In Rule 6.3, reference to “redundancy” shall mean circumstances in which the Member or Members of the Group of which an individual is a director or an employee, determines that an individual is redundant in terms of the Employment and Industrial Relations Act (Chapter 452 of the Laws of Malta).

6.3

The reference in Rule 6.3 to the exercise of an Option by a Participant shall in its application to the Maltese Options be deemed a reference to a Participant (whether a woman or a man) who exercises his/her right to statutory leave by reason of pregnancy, parental leave or confinement and who exercises his/her right to return to work under the Employment and Industrial Relations Act (Chapter 452 of the Laws of Malta), the Protection of Maternity (Employment) Regulations (LN 439 of 2003, as amended), the Protection of Maternity at Work Places Regulations (LN 92 of 2000)and the Parental Leave Entitlement Regulations (LN 225 of 2003).

6.5

The reference in Rule 6.5 to “retirement”, shall in its application to the Maltese Options be deemed a reference to the Employment and Industrial Relations Act (Chapter 452 of the Laws of Malta) under which an employer may terminate the employment of an employee when the latter has reached the retirement age as defined under the Social Security Act (Chapter 318 of the Laws of Malta).

6.8	New Rules 6.8 – 6.12 shall be inserted as follows:

“6.8

An Option shall lapse if a Participant closes or makes any withdrawal from his Savings Account (other than for the purposes of exercising an Option) or if he/she fails to make monthly contributions in each case in such a manner as to breach the savings requirements notified to the Participant at the Date of Invitation in accordance with Rule 2.1.

6.9

If due to exchange rate fluctuations, the contents of the Savings Account are insufficient to exercise the Option in full (taking into account the contributions plus the Bonus), the Company may require, at its discretion, that the Participant shall make additional payments to the Savings Account so as make good such shortfall prior to any exercise of an Option. If on the other hand, there is an excess of funds in the Savings Account due to exchange rate fluctuations, the excess funds less the bank transfer fee determined by the company will be returned to the Participant and additional Shares may not be purchased.

6.10

For the avoidance of doubt, a Participant may not make additional contributions to the Savings Amount other than as provided in Rule 6.9 and for cessation of employment reasons set out in Rule 6.3. A Participant who is entitled to make additional contributions due to cessation of employment under Rule 6.3 shall do so in the manner notified to the Participant in writing, which shall direct whether such additional contributions are (i) payable in a lump sum payment either (at the Company’s direction) to the designated company account or to the Company’s share plan administrator from time to time at the end of the permitted additional savings period; or (ii) payable in monthly instalments to the Savings Account.

6.11

If withholding tax obligations arise under Maltese or foreign law in connection with any transaction under the Scheme (including the grant or exercise of options) then the Participant, or other person in respect of whom such obligations arise shall make arrangements satisfactory to the Company to meet those obligations. The Company will not be required to issue any shares under the Scheme until such obligations are satisfied.

6.12

For avoidance of doubt, the Company may decide from time to time whether the monthly contribution to a Savings Account may, provided the prior written consent of the Eligible Employee has been obtained, be deducted from his/her monthly net pay.”

16	A new rule shall be inserted after Rule 16.1 and the new rule shall be numbered as Rule 16.2 as follows:

“16.2

This Scheme does not form part of the contract of employment of any individual who participates therein. No Options or Shares shall replace, supplement or form part of employment or other remuneration or compensation of any individual who participates in the Scheme.”

Rules 16.2 and Rules 16.3 shall be re-numbered as Rules 16.3 and Rules 16.4 respectively.

16.2

The reference in Rule 16.2 (renumbered as 16.3 after the above amendment) to “the rights and obligations of any individual under the terms of his office or employment with the Company or a Participating Company” shall in its application to the Maltese Options be deemed a reference to the Employment and Industrial Relations Act (Chapter 452 of the Laws of Malta,) the Protection of Maternity (Employment) Regulations (LN 439 of 2003, as amended), the Protection of Maternity at Work Places Regulations (LN 92 of 2000) and the Parental Leave Entitlement Regulations (LN 225 of 2003).

APPENDIX 8

PORTUGAL

All Rules of the Scheme shall apply to Options granted under the Scheme to Eligible Employees resident in Portugal (the “Portuguese Options”) with the following amendments hereunder identified:

Any reference in the Rules to legislation shall be deemed a reference to that legislation as enacted in Ireland, unless expressly indicated otherwise.

Any reference in the Rules to the requirement for the approval or consent of the Revenue Commissioners shall be read as if such approval or consent were not required.

The following definition shall be inserted at Rule 1.1:

“Bonus” shall mean the assumed bonuses and/or interest (if any) as determined from time to time by the relevant institution with whom a Savings Account is opened.

References in the Rules to “Savings Contract” shall be replaced by “Savings Account” and a new definition inserted as follows:

“Savings Account” shall mean a savings account opened by the Participant or savings arrangement as notified to a Participant by the Company on the Date of Invitation.

Any references in the Rules to “Bank or Building Society” shall be replaced by “institutions”.

Any references in the Rules to “redundancy” shall mean circumstances in which the Member or Members of the Group of which an individual is a director or an employee, determines that an individual is dismissed by means of a collective dismissal or by means of an extinction of labour position procedure (Articles 359º to 372º of the Portuguese Labour Code).

In Rule 1.1 the definition of “Eligible Employee” should be read as

“any individual who:

a)

is an employee of a Participating Company or is a full-time director of a Participating Company (a full-time director for this purpose is one who is required to devote substantially the whole of his time to the service of a Participating Company); and who in any case is resident in Portugal, and

b)	is chargeable to tax in respect of his office or employment under the Portuguese Personal Income Tax Code; and

c)	is an employee of a Participating Company, or is a full-time director of a Participating Company:

(x) on the Date of Invitation and remains so until the Date of Grant and for this purpose the gap between the Date of Invitation and the Date of Grant shall not exceed 12 months; or

(y) for such other period (not exceeding 12 months ending on the Date of Grant) as the Directors may from time to time determine;

Provided that no person shall be an Eligible Employee if that person is ineligible to participate in the Scheme by virtue of paragraph 8 of Schedule 12A”

The definition includes full-time or part-time employees who are employed on a permanent basis, under probation or with fixed term employment contracts at the time of invitation and expatriate employees on long term assignments, who are tax resident in Portugal and not tax resident in their home country.

In Rule 1.1 the definition of “Monthly Contribution” shall mean monthly contributions agreed to be made by a Participant to the Savings Account opened in connection with his Option.

In Rule 1.1 the definition of “Specified age” shall be 66 or any other age a person is bound to retire provided it is no less than 60.

The following rule shall be inserted in place of Rule 2.1:

“The Board may, during any Invitation Period, invite applications for Options from such Eligible Employees or categories of Eligible Employees as the Board may determine.”

A new Rule 6.6 (h) shall be inserted as follows:

“if a Participant closes or makes any withdrawal from his Savings Account (other than for the purposes of exercising an Option) or if he fails to make Monthly Contributions in each case in such a manner as to breach the savings requirements notified to the Participant at the Date of Invitation”

A new rule shall be inserted after Rule 16.1 and the new rule shall be numbered as Rule 16.2 as follows:

“16.2

This Scheme does not form part of the contract of employment of any individual who participates therein. No Options or Shares shall replace, supplement or form part of employment or other remuneration or compensation of any individual who participates in the Scheme.”

Rules 16.2 and Rules 16.3 shall be re-numbered as Rules 16.3 and Rules 16.4 respectively.

The following rules shall be inserted after Rule 16.4:

“16.5

If due to exchange rate fluctuations, the contents of the Savings Account are insufficient to exercise the Option in full (taking into account any contributions plus the Bonus), the Company may require, at its discretion, that the Participant shall make additional payments to the Savings Account so as make good such shortfall prior to any exercise of an Option. If on the other hand, there is an excess of funds in the Savings Account due to exchange rate fluctuations, the excess funds less the bank transfer fee determined by the company will be retained by the Participant and additional Shares may not be purchased.

16.6

For the avoidance of doubt, a Participant may not make additional contributions to the Savings Account other than as provided in Rule 18.4 and for cessation of employment reasons set out in Rule 6.3. A Participant who is entitled to make additional contributions due to cessation of employment under Rule 6.3 shall do so in the manner notified to the Participant in writing, which shall direct whether such additional contributions are (i) payable in a lump sum payment either (at the Company’s direction) to the designated company account or to the Company’s share plan administrator from time to time at the end of the permitted additional savings period; or (ii) payable in monthly instalments to the Savings Account.

16.7

If withholding tax obligations arise under Portuguese or foreign law in connection with any transaction under the Scheme (including the grant or exercise of options) then the Participant, or other person in respect of whom such obligations arise shall make arrangements satisfactory to the Company to meet those obligations. The Company will not be required to issue any shares under the Scheme until such obligations are satisfied.

16.8

For avoidance of doubt, the Company may decide from time to time whether the monthly contribution to a Savings Account may, provided the prior written consent of the Eligible Employee has been obtained, be deducted from his/her monthly net pay.”

These written materials do not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, transferable securities in Portugal. The Company has not authorized any offer to the public of transferable securities in Portugal and no action has been undertaken or will be undertaken to make an offer to the public of transferable securities in Portugal requiring the publication of a prospectus. Shares may only be subscribed for under circumstances which do not require the publication by the Company of a prospectus in Portugal. The subscription of Shares under the Scheme exclusively corresponds to the exercise of the Options previously granted to Participants.

APPENDIX 9

ROMANIA

SCHEDULE TO THE SHARESAVE SCHEME FOR ROMANIAN PARTICIPANTS

All Rules of the Scheme shall apply to Options granted under the Scheme to Eligible Employees resident in Romania (the “Romanian Options”) except for the following amendments thereto:

Any reference in the Rules to legislation shall be deemed a reference to that legislation as enacted in Ireland and, where applicable, Romania.

Any reference in the Rules to the requirement for the approval or consent of the Revenue Commissioners shall be read as if such approval or consent were not required.

References in the Rules to “Savings Contract” shall be replaced by “Savings Account” and a new definition inserted as follows:

“Savings Account” shall mean a savings account opened by the Participant or savings arrangement as notified to a Participant by the Company on the Date of Invitation.

“Bonus” shall mean the assumed bonuses and/or interest (denominated in Romanian Leu) if any, as determined from time to time by the relevant institution with whom a Savings Account is opened.

All references to euros (EUR), whether express or otherwise, shall be deemed to mean the Romanian Leu equivalent.

1.1	In Rule 1.1:

(a)

the definition of “Eligible Employee”, letter (B) should be read as “ is resident in Romania. The definition includes full-time or part-time employees who are employed on a permanent basis, under probation or with fixed term employment contracts at the time of invitation, employees on sick leave, employees on maternity, paternity or similar leave and expatriate employees on long term assignments, who are tax resident in Romania and not tax resident in their home country”.

(b)	the definition of “Participating Company”, letter (B) should be read as if the following were added at the end: “provided such Company has its head office or registered office in the EU.”

(c)

The definition of “Maximum Contribution” shall be read as “such maximum monthly contribution in Romanian Leu as may be determined from time to time by the board, taking into account the applicable Maximum Contribution under the Scheme.”

(d)

The definition of “Minimum Contribution” shall be read as “such minimum monthly contribution in Romanian Leu as may be determined from time to time by the board, taking into account the applicable Minimum Contribution under the Scheme.”

2.1	The following rule shall be inserted in place of Rule 2.1:

“The Board may, during any Invitation Period, invite applications for Options from such Eligible Employees or categories of Eligible Employees as the Board may determine.”

6.3	In Rule 6.3 the following should be read as follows:

•

the reference to “redundancy” shall mean circumstances in which the employment relationship is terminated for reasons not related to the employee’s person determined by a real and serious cause (article 65 of the Romanian Labor Code); and

•	the reference to “retirement on reaching the Specified Age” shall mean the standard retirement age as regulated by the applicable Romanian legal provisions and amended from time to time.

•	the reference to “a business or part of business which is transferred to a person” shall refer to the transfer of undertakings in the meaning of the transfers of undertakings Directive 2001/23/EC.

6.8	A new Rule 6.8 shall be inserted as follows:

“An Option shall lapse if a Participant closes or makes any withdrawal from his Savings Account (other than for the purposes of exercising an Option) or if he fails to make monthly contributions in each case in such a manner as to breach the savings requirements notified to the Participant at the Date of Invitation in accordance with Rule 2.1.”

16	A new rule shall be inserted after Rule 16.1 and the new rule shall be numbered as Rule 16.2 as follows:

“16.2

This Scheme does not form part of the contract of employment of any individual who participates therein. No Options or Shares shall replace, supplement or form part of employment or other remuneration or compensation of any individual who participates in the Scheme.”

Rules 16.2 and Rules 16.3 shall be re-numbered as Rules 16.3 and Rules 16.4 respectively.

18.	The following rule shall be inserted at Rule 18:

“18.1

If due to exchange rate fluctuations, the contents of the Savings Account are insufficient to exercise the Option in full (taking into account the contributions plus the Bonus), the Company may require, at its discretion, that the Participant shall make additional payments to the Savings Account so as make good such shortfall prior to any exercise of an Option. If on the other hand, there is an excess of funds in the Savings Account due to exchange rate fluctuations, the excess funds less the bank transfer fee determined by the Company will be retained by the Participant and additional Shares may not be purchased.

18.2

For the avoidance of doubt, a Participant may not make additional contributions to the Savings Amount other than as provided in Rule 18.1 and for cessation of employment reasons set out in Rule 6.3. A Participant who is entitled to make additional contributions due to cessation of employment under Rule 6.3 shall do so in the manner notified to the Participant in writing, which shall direct whether such additional contributions are (i) payable in a lump sum payment either (at the Company’s direction) to the designated company account or to the Company’s share plan administrator from time to time at the end of the permitted additional savings period; or (ii) payable in monthly instalments to the Savings Account.

18.3

If withholding tax obligations arise under Romanian or foreign law in connection with any transaction under the Scheme (including the grant or exercise of options) then the Participant or other person in respect of whom such obligations arise shall make arrangements satisfactory to the Company to meet those obligations. The Company will not be required to issue any shares under the Scheme until such obligations are satisfied.

18.4

For avoidance of doubt, the Company may decide from time to time whether the monthly contribution to a Savings Account may, provided the prior written consent of the Eligible Employee has been obtained, be deducted from his/her monthly net pay.”